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                                                                    EXHIBIT 2.02

                         LIST AND AGREEMENT TO FURNISH
                         OMITTED SCHEDULES AND EXHIBITS
                              TO MERGER AGREEMENT

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
COMPANY DISCLOSURE SCHEDULE
Section 3.01(a)    Organization, Standing and Corporate Power
Section 3.01(b)    Subsidiaries
Section 3.01(c)    Capital Structure
Section 3.01(d)    Authority; Noncontravention
Section 3.01(e)    SEC Documents; Undisclosed Liabilities
Section 3.01(g)    Absence of Certain Changes or Events
Section 3.01(h)    Litigation; Labor Matters; Compliance with Laws
Section 3.01(i)    Employee Benefit Plans
Section 3.01(j)    Taxes
Section 3.01(k)    Properties
Section 3.01(m)    Contracts; Debt Instruments
Section 3.01(n)    Brokers
Section 3.01(r)    Intellectual Property
Section 4.01(a)    Conduct of Business by the Company
Section 4.01(b)    Changes in Employment Arrangements
Section 4.01(e)    Tax Elections
PARENT DISCLOSURE SCHEDULE
Section 3.02(b)    Capital Structure
Section 3.02(d)    SEC Documents; Undisclosed Liabilities
Section 3.02(f)    Absence of Certain Changes or Events
Section 3.02(g)    Litigation; Compliance with Laws
Section 6.02(f)    Employment Agreements
EXHIBIT C          Form of Employment Agreement
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     The Company hereby agrees to furnish supplementally a copy of any Omitted
Schedules and Exhibits to the Commission upon request.